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Exhibit (a)(1)(F)

Offer to Purchase for Not More than $140,000,000 in Cash
of its Class A Common Stock
at a Purchase Price of Not Greater Than $35.00
Nor Less Than $33.00 Per Share

        YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE RECEIVED BY THE DEPOSITARY NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON MARCH 21, 2012, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN. PLEASE NOTE THAT THIS DEADLINE IS FOUR BUSINESS DAYS BEFORE THE CURRENT EXPIRATION DATE FOR THE OFFER.

February 28, 2012

To Participants in the FBL Financial Group Stock Fund of the Farm Bureau 401(k) Savings Plan:

        You are being sent these materials because your account in the Farm Bureau 401(k) Savings Plan (the "401(k) Plan") includes an investment in the FBL Financial Group Stock Fund.

        FBL Financial Group, Inc. (the "Company" or "FBL") has commenced a tender offer (the "Offer") to purchase up to $140,000,000 of its Class A Common Stock (the "Shares"). Under the Offer, which is structured as a modified "Dutch action," shareholders, including yourself, may tender all or a portion of their Shares at a price between $33.00 and $35.00 per Share, in increments of $0.25 per Share.

        You should review this letter, including the attached question and answers and instruction form, in connection with your decision to tender any Shares you hold in the 401(k) Plan. You may find out the number of Shares you hold in the 401(k) Plan by logging into the 401(k) Plan's website, www.wellsfargo.com/retirementplan/ and click on "My Account" then click on "Account Balance" then click on "By Investment" or by calling 1-800-728-3123. The Trustee of the 401(k) Plan is Wells Fargo Bank, N.A. (the "Trustee").

        If you own Shares outside of your 401(k) Plan (such as in a brokerage account), you will receive separate instructions regarding how to tender those Shares. DO NOT COMPLETE THE ENCLOSED LETTER OF TRANSMITTAL; IT IS FURNISHED FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES ALLOCATED TO YOUR 401(k) ACCOUNT.

        In the event that you tender Shares held in the 401(k) Plan pursuant to the Offer, you will be unable to make transactions in those Shares during the period between March 22, 2012 and the expiration of the Offer. This is to allow sufficient time for the Trustee to process the tender of your Shares into the Offer.

        Prior to making any decision to tender your Shares, you should carefully read the enclosed Offer to Purchase and related Letter of Transmittal because they contain important information with respect to the Offer.

 Questions and Answers

Q.    Why am I receiving these materials?

A.
You are receiving these materials because your account in the Farm Bureau 401(k) Savings Plan (the "401(k) Plan") includes an investment in the FBL Financial Group Stock Fund.

FBL has commenced the Offer to purchase up to $140,000,000 of its Class A Common Stock. Because of your investment in the FBL Financial Group Stock Fund, you have a right to tender all or a portion of your Shares pursuant to the Offer.

Q:    Am I required to tender my Shares pursuant to the Offer?

A.
No, you are not required to tender your Shares. If you do not wish to tender your Shares, no action is required on your part. You should not complete and submit the attached instruction form unless you wish to tender your Shares.

Q:    What do I need to do to tender my Shares pursuant to the Offer?

A.
In order to tender your Shares, you must complete the attached instruction form and return it to Computershare in the enclosed envelope. Computershare must receive your instruction form no later than 5:00 p.m., New York City time, on March 21, 2012, unless the offer is extended or withdrawn. Please note that this deadline is four business days before the current expiration date for the Offer in order to allow the Trustee sufficient time to process the tender of your Shares. Each shareholder's decision to tender, or not tender, Shares pursuant to the Offer is an individual decision based on the shareholder's specific facts and circumstances.

Q:    If I decide to tender my Shares, do I need to tender all of them?

A.
No, you are not required to tender all of your Shares. You can tender a portion of your Shares held in the 401(k) Plan by indicating on page 1 of the enclosed instruction form the percentage of Shares held on your behalf that you wish to tender.

Q:    Has FBL's Board of Directors made a recommendation with respect to the Offer?

A.
No, while FBL's Board of Directors has approved the Offer, it is not making any recommendation to shareholders regarding whether or not to tender their Shares pursuant to the Offer.

Q:    Are FBL's Directors and Executive Officers tendering Shares pursuant to the Offer?

A.
Certain of FBL's directors and executive officers intend to tender a portion of their Shares pursuant to the Offer. As with all shareholders, each of the directors and executive officers has made a separate determination, based on their specific facts and circumstances, regarding whether to tender their Shares.

Q:    Has Iowa Farm Bureau Federation agreed to sell Shares to FBL?

A:
Iowa Farm Bureau Federation has agreed to sell up to 1,000,000 Shares to FBL at the purchase price determined in the Offer. This purchase is separate from, and in addition to, the up to $140,000,000 of Shares that FBL is seeking to purchase pursuant to the Offer.

Q:    What is the purchase price at which FBL will purchase Shares pursuant to the Offer?

A:
Shareholders are able to tender their Shares prices between $33.00 and $35.00 per Share, in $0.25 increments. When the Offer expires, FBL will select the lowest price within the range enabling it to purchase up to $140,000,000 of Shares and all Shares purchased will be purchased at the same price.

Q:    If I want to tender my FBL Stock, what is the purchase price at which I should tender my Shares?

A:
Each shareholder's decision regarding whether to tender their Shares, and the price or prices at which they may choose to tender, is an individual decision based on the shareholder's specific facts and circumstances. Only you can make a decision regarding tendering your Shares and the price or prices at which any Shares are tendered.

2

Q:    Will all of the Shares that I tender be purchased pursuant to the Offer?

A:
Not necessarily. In the event that the Offer is oversubscribed, FBL will purchase Shares based on the priority described in the Offer to Purchase. All of your Shares that are not purchased in the Offer will remain in your 401(k) account.

Q:    What is a purchase price tender?

A:
If you tender your Shares pursuant to a purchase price tender, you will be deemed to have tendered your Shares at the minimum purchase price of $33.00 per Share. In the event that the purchase price is determined to be more than $33.00 per Share, you will receive such higher purchase price for your Shares. If you wish to tender your Shares pursuant to a purchase price tender, you should check the appropriate box on page 2 of the enclosed instruction form. See Section 1 of the Offer to Purchase.

Q:    What is an auction price tender?

A:
If you wish to tender your Shares at a specific price, you can do so by checking the appropriate box on page 2 of the enclosed instruction form. If you tender Shares pursuant to an auction price tender and the purchase price is determined to be a price lower than the price at which you tender your Shares, then your Shares will not be purchased pursuant to the Offer and your Shares will remain in your 401(k) account. See Section 1 of the Offer to Purchase.

Q:    What happens if I tender Shares and they are not purchased pursuant to the Offer?

A:
If you tender Shares and they are not purchased pursuant to the Offer, your Shares will remain in your 401(k) account.

Q:    What is an "odd lot" tender?

A:
In the event that more Shares are tendered than FBL is offering to purchase, FBL will give priority to shareholders who beneficially own less than 100 Shares in the aggregate who are tendering all of the Shares that they own pursuant to the Offer. If you beneficially own fewer than 100 Shares in the aggregate (including Shares, if any, held outside of the 401(k) Plan) and you wish to make an "odd lot" tender, please check the appropriate box on page 3 of the enclosed instruction form. See Section 1 of the Offer to Purchase, under the heading "Odd Lots."

Q:    What is a conditional tender?

A:
In the event that more Shares are tendered than FBL is offering to purchase, shareholders can elect to tender their Shares on a conditional basis. If a shareholder makes a conditional tender, then FBL will either accept all of such shareholder's Shares for payment or will not accept any of such shareholder's Shares for payment. If you wish to tender your Shares on a conditional basis, please check the appropriate box on page 4 of the enclosed instruction form. See Section 6 of the Offer to Purchase.

Q:    What is proration?

A:
In the event that more Shares are tendered than FBL is offering to purchase, FBL will not purchase all Shares that are eligible to be purchased. The process by which FBL will select the Shares to be tendered is explained in the Offer to Purchase, under Section 1 under the subheading "Priority of Purchases."

Q:    Who should I contact if I have additional questions about the Offer?

A:
Innisfree M&A Incorporated is acting as the Information Agent for the Offer. If you have any additional questions about the Offer, please contact Innisfree at (877) 717-3922.

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INSTRUCTION FORM WITH RESPECT TO
Offer to Purchase for
Not More Than $140,000,000 in Cash
by

of
its Class A Common Stock
at a Purchase Price Not Greater Than $35.00
Nor Less Than $33.00 Per Share

        The undersigned acknowledge(s) receipt of the instruction letter and the enclosed Offer to Purchase, dated February 28, 2012 (the "Offer to Purchase") and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the "Offer"), by FBL Financial Group, Inc., an Iowa corporation ("FBL" or the "Company"), to purchase for cash up to $140,000,000 of shares of its Class A Common Stock, without par value (the "Shares"), pursuant to (1) auction tenders at prices specified by the tendering shareholders of not greater than $35.00 nor less than $33.00 per Share or (2) purchase price tenders, in either case upon the terms and subject to the conditions described in the Offer to Purchase and in the related Letter of Transmittal.

        The undersigned hereby instruct(s) the Trustee to tender to the Company the percentage of Shares indicated below or, if no percentage is indicated, all Shares held by the Trustee for the account of the undersigned will be tendered, on the terms and subject to the conditions of the Offer. Shareholders who properly tender Shares without specifying whether they are making an Auction Tender or a Purchase Price Tender will be deemed to have made a Purchase Price Tender.

        In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the related Letter of Transmittal. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned's personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

I wish to have the Trustee tender             % of the Shares held in my FBL Financial Group Stock Fund of the Farm Bureau 401(k) Savings Plan (please enter the applicable percentage—not to exceed 100%).

Unless otherwise indicated, it will be assumed that all Shares held by the Trustee for your account are to be tendered.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS
(CHECK ONLY ONE BOX):

(1)
AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

  By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "Purchase Price Tender," the undersigned is tendering Shares at the price checked. This election could mean that none of the Shares will be purchased if the price checked below is higher than the Purchase Price. A SHAREHOLDER WHO WISHES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED (SEE SECTION 3 OF THE OFFER TO PURCHASE AND INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL). The same Shares cannot be tendered at more than one price, unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ Price $33.00	☐ Price $33.75	☐ Price $34.50
☐ Price $33.25	☐ Price $34.00	☐ Price $34.75
☐ Price $33.50	☐ Price $34.25	☐ Price $35.00

OR

(2)
PURCHASE PRICE TENDER (SEE INSTRUCTION 6 OF THE LETTER OF TRANSMITTAL)

☐
By checking this one box INSTEAD OF ONE OF THE PRICE BOXES UNDER "Auction Price Tender: Price (in Dollars) Per Share at Which Shares Are Being Tendered," the undersigned is tendering Shares and is willing to accept the Purchase Price, as the same shall be determined by the Company, in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase the Shares pursuant to the Offer (subject to proration). NOTE THAT THIS ELECTION IS DEEMED TO BE A TENDER OF SHARES AT THE MINIMUM PRICE OF $33.00 PER SHARE AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $33.00 PER SHARE. (See Section 3 of the Offer to Purchase and Instruction 6 to the Letter of Transmittal).

CHECK ONE, AND ONLY ONE, BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.

ODD LOTS
(See Section 1 of the Offer to Purchase and Box 7 of the Letter of Transmittal)

        Under certain conditions, shareholders holding a total of fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts or certificates representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. By checking the box below, the undersigned represents that he or she beneficially owns an aggregate (including Shares, if any, held outside of the FBL Financial Group Stock Fund of the Farm Bureau 401(k) Savings Plan) of fewer than 100 shares, all of which are being tendered.

  ☐
  I wish to tender my Shares pursuant to the Odd Lot provisions of the Offer.

        In addition, the undersigned is tendering Shares either (check one box):

  ☐
  at the Purchase Price, as the same will be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share above); or

  ☐
  at the price per Share indicated above in the section captioned "Auction Price Tender: Price (in Dollars) Per Share at Which Shares Are Being Tendered."

CONDITIONAL TENDER
(See Section 6 of the Offer to Purchase and Box 7 of the Letter of Transmittal)

            A tendering shareholder may condition his or her tender of Shares upon the Company purchasing all or a specified minimum number of the Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. Shareholders are urged to consult with their own tax advisor before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any shareholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐
The minimum percentage of Shares held in my FBL Financial Group Stock Fund of the Farm Bureau 401(k) Savings Plan that must be purchased from me, if any Shares are purchased from me, is                   %.

        If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:

☐
The tendered Shares represent all Shares held by the undersigned.

            We have provided an addressed envelope for your convenience but the method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):

Name(s):	(Please Type or Print)

Taxpayer Identification or Social Security Number:

Address(es):

Zip Code:

Daytime Area Code and Telephone Number:
Dated: , 2012

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